Geovic Mining Corp. Announces Recent Developments

February 12, 2008 – Grand Junction, CO - Geovic Mining Corp. (“Geovic” or “Company”; TSX:GMC), an international mining company preparing to develop a nickel, cobalt and manganese deposit through its 60%-owned subsidiary, Geovic Cameroon PLC (“GeoCam”), announces new developments at its Nkamouna project located in southeastern Cameroon.

Principal developments related to GeoCam’s recent activities are as follows:

Feasibility Study Optimization Progressing:
GeoCam has entered into a contract effective December 10, 2007 to perform an optimization study with three prominent global firms that are experienced in building projects in Africa, collectively referred to as the alliance (“Alliance”):

  Bateman International Projects BV headquartered in South Africa with an office in Brisbane, Australia;
  Roberts & Schaefer Australia Pty. Ltd., a U.S. based engineering company with an office in Brisbane, Australia; and
  Group Five Projects Pty. Ltd., a construction company headquartered in South Africa which has worked with Bateman on other projects.

GeoCam is very pleased to have such an experienced and qualified team of companies to optimize the Nkamouna project.

Representatives of the Alliance visited the project site in August 2007 and have begun optimizing the feasibility study received in late 2007. The Alliance is collaborating with GeoCam’s group of experienced personnel with a goal to reduce capital and operating costs and further improve project economics. The optimization study will also evaluate expected benefits from the addition of processing circuits to produce manganese carbonate and scandium in view of recent substantial price increases in these commodities. GeoCam anticipates that the Alliance will finish the optimization study by mid-2008.

Water Permits Granted:
On January 25, 2008 GeoCam received from the Ministry of Energy and Water Resources the two water permits necessary for Nkamouna project development. One permit authorizes GeoCam to divert adequate water from a local watercourse for both project construction and operations phases. The second permit authorizes discharge of project waters to local surface waters, subject to meeting regulatory standards.

Infrastructure Improvements:
GeoCam has initiated construction to expand its self-contained field compound to accommodate part of the construction workforce expected to arrive starting in mid-2008. The site has been cleared and graded and construction of 34 housing units is expected to be completed in the next few months. Engineering has also commenced to construct additional housing facilities in the nearby town of Lomie and onsite to accommodate the complete construction work force of Cameroonian and expatriate personnel that will be needed to build the project.

GeoCam has also entered into negotiations for access road improvements and a major communication upgrade at Nkamouna. A permit application has been submitted to the Cameroon government for installation of a private airstrip to service critical requirements during construction and operations. Engineering and design of the facility is nearly complete and discussions are underway to secure a contract for its construction.

Financial Due Diligence Progressing:
Citibank, GeoCam’s financial advisor, has engaged Behre Dolbear International Ltd. as the technical and market monitoring consultant and Environmental Resources Management Ltd. as the environmental and social consultant, both of which are working for Citibank and the eventual syndicate of project lenders. Teams from these organizations are scheduled to visit the Nkamouna project site during the coming month as part of their due diligence examination.

Drilling Program:
GeoCam is continuing its drilling and test pitting program with the aim of further defining reserves and resources at the Nkamouna and Mada deposits. A second contract drill has arrived in Cameroon and plans call for drilling starting this month. Geovic expects to disclose NI 43-101 compliant information on the drilling results when available. In the interim, Geovic will soon begin to post drill progress on www.geovic.net.

GeoCam Shareholders Agree on Geovic Investment and Remuneration:
At the end of 2007 GeoCam’s shareholders agreed on final documentation covering the expenditures and advances that were made by Geovic on behalf of GeoCam from inception through the end of 2006. The agreement provides that $23 million of Geovic funding during the period was approved and will be treated as Geovic’s contribution to its 60% share of future capital increases by GeoCam, while the minority shareholders contribute cash to GeoCam until their proportionate share contribution is satisfied. Subsequently, all shareholders will contribute their proportionate share of equity required. Under the agreement the remuneration payable to Geovic for provision of these past approved expenditures is recorded as a Geovic loan to GeoCam of approximately $9 million. The loan bears interest and repayment is scheduled to begin one year following the commencement of production from the Nkamouna project.

Physical Upgrading:
GeoCam’s ores are particularly amenable to preconcentration prior to metallurgical processing. This is due to the fact that 100% of the cobalt, nearly all the manganese and about half the nickel occur in hard, coarse accretions of asbolane, a mineral that can be readily separated from soft, fine waste and low grade material. As a result, the cobalt grade of run of mine ore is increased from approximately 0.25% to 0.74% prior to hydro-metallurgical processing. This inexpensive pre-concentration step is the prime driver of the strong financial performance expected from producing these unique Cameroonian ore deposits.

In early February 2008 GeoCam completed a summary report incorporating the results of 407 physical upgrading tests completed during the past 18 months on samples from one-meter intervals and 25 tests on composites from these samples. The new report validates the conclusions of testing performed previously with respect to upgrading cobalt in the Nkamouna ore by a factor of nearly three and serves as the basis for the design for this important part of the processing facility.

EPCM Contract Negotiations:
GeoCam continues to negotiate a contract for engineering, procurement and construction management (EPCM) services for building the Nkamouna project. Contract negotiations are expected to be completed within the next few months to facilitate an efficient transition from the optimization study to the further development and construction of the project. Many aspects of final engineering and design are expected to be performed concurrently with the optimization study to expedite the project construction schedule.

Expanding Personnel:
GeoCam is in the process of hiring additional employees, including a General Production Manager, Construction Manager and Mine Manager. As announced previously, the Process Manager was hired in October 2007.

Nkamouna Project and Geovic Background

The Nkamouna project is estimated to contain 54.7 million tonnes of proven and probable ore reserves at average grades of 0.25% cobalt, 0.69% nickel and 1.33% manganese. Technical and financial information about the project are included in a January 18, 2008 43-101-compliant Technical Report prepared by the independent engineering firm, Pincock Allen & Holt. Nkamouna is the first of seven potential cobalt-nickel-manganese deposits to be developed on GeoCam’s Mining Permit.

Geovic is also engaged in minerals exploration activities in other parts of the world. The S&P profile and other information are available on the Company’s website, www.geovic.net. The Company’s financial information is available on SEDAR (www.sedar.com) or on EDGAR (www.sec.gov).

Contacts: Geovic Mining Corp. c/o Vanguard Shareholder Solutions Inc. Keith Schaefer (604) 608-0824 www.vanguardsolutions.ca

On behalf of the Board John E. Sherborne, CEO

The foregoing information may contain forward-looking statements relating to the future performance of Geovic Mining Corp. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in Geovic’s filings with the Canadian securities regulatory authorities and the Securities and Exchange Commission.